Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON POWER AND DEPARTMENT OF ENERGY CLOSE $43 MILLION LOAN
GUARANTEE FOR 20 MW FLYWHEEL PLANT IN STEPHENTOWN, NEW YORK

Tyngsboro, MA — August 9, 2010 — Beacon Power Corporation (Nasdaq: BCON), a leading provider of advanced energy storage products and services to support a more stable, reliable and efficient electricity grid, has closed on a $43 million loan guaranteed by the U.S. Department of Energy (DOE). The transaction closes the financing for Beacon’s 20 MW flywheel energy storage plant, now under construction in Stephentown, New York.

“With the closing of this financing for our first 20 MW plant, we look forward to growing the company, creating jobs, and continuing to deploy our technology in the U.S.,” said Bill Capp, Beacon president and CEO. “We believe that there is no better way to provide efficient, grid-scale frequency regulation than our flywheel systems, and we’re grateful to DOE, through the Loan Programs Office, for its continued strong support and validation of this breakthrough technology.”

“The loan guarantee will help Beacon further develop their groundbreaking technology, which reduces our dependence on foreign sources of energy, creates reliable clean power, and most importantly creates jobs right here in our backyard,” said Congresswoman Niki Tsongas (MA-5th). “Beacon Power should be recognized for their contributions to our local economy and for this considerable accomplishment. This exciting announcement also highlights the support for innovative companies contained in the recovery package, which has provided needed access to capital so that small businesses can continue to grow and lead us out of this difficult economy.”

The Stephentown Project

The Stephentown plant is the first of its kind in the world. Its flywheel systems will provide frequency regulation services to help stabilize and enhance the performance of the New York power grid and enable greater use of renewable energy sources like wind and solar. The flywheel plant’s emissions-free operation will also significantly reduce CO2 levels compared to fossil fuel-based regulation methods used today. At 20 MW, the facility will provide approximately 10% of New York’s total frequency regulation capacity on a typical day. As more intermittent renewable energy resources are added to the grid, the regulation market is expected to grow.

The $43 million loan is funded by the U.S. Treasury’s Federal Financing Bank, and covers 62.5% of the plant’s estimated $69 million cost. Approximately $55 million of this amount is for direct equipment and facility costs. Beacon’s equity contribution of roughly $26 million is in place, and includes a combination of cash, in-kind assets, and other eligible project costs. Beacon will immediately begin submitting disbursement requests and continue to do so each month, based on progress toward project completion and subject to compliance with disbursement conditions and covenants. NYSERDA is also providing $2 million in funding for the plant.

The Stephentown project is progressing on time and on budget. Four MW at the plant are expected to be online and earning revenue by the end of 2010. The facility is scheduled to be fully energized with 20 MW online and earning revenue by the end of the first quarter of 2011. Photos of ongoing construction may be seen at http://www.beaconpower.com/company/20100706-gallery.asp.

Beacon Power is also developing two more 20 MW flywheel-based energy storage plants to provide grid frequency regulation. One plant, to be located at a site within the PJM Interconnection grid operating region, will be partially funded by a $24 million Smart Grid stimulus grant that DOE awarded to Beacon in November 2009. The other project, in Glenville, New York, is the subject of a second loan guarantee application that DOE is currently evaluating.

Flywheel Energy Storage and Frequency Regulation

Frequency regulation is an essential grid service that is performed by maintaining a tight balance between electricity supply and demand. Beacon’s 20 MW plant has been designed to provide frequency regulation services by absorbing electricity from the grid when there is too much, and storing it as kinetic energy in a matrix of flywheel systems. When there is not enough power to meet demand and frequency falls below desired limits, the flywheels inject energy back into the grid, thus helping to maintain proper electricity frequency (60 cycles/second).

Thanks to their ability to recycle electricity efficiently and act as “shock absorbers” to the grid, Beacon’s flywheel plants will also help support the integration of greater amounts of renewable (but intermittent) wind and solar power resources. Unlike conventional fossil fuel-powered generators that provide frequency regulation, flywheel plants will not consume any fuel, nor will they directly produce CO2 greenhouse gas emissions or other air pollutants, such as NOX or SO2.

Beacon’s Stephentown project represents a paradigm shift where an entirely new method of frequency regulation will begin to displace the older carbon-intensive method that has been in use for a century or more. Not only is flywheel-based regulation a zero-CO2 emissions technology, it performs far more effectively. A June 2010 study by KEMA, Inc., found that 30 to 50 MW of fast-response energy storage can be expected to provide the same or greater regulation effect as a 100 MW combustion turbine performing frequency regulation. KEMA’s findings are consistent with empirical data from the flywheel systems that Beacon has been operating since 2008, under ISO New England’s pilot program for energy storage-based regulation.

About Beacon Power Corporation

Beacon Power Corporation designs, develops and is commercializing advanced products and services to support stable, reliable and efficient electricity grid operation. Beacon’s Smart Energy Matrix™, now in production, being operated and earning revenue, is a non-polluting, megawatt-scale, utility-grade, flywheel-based solution designed to provide less expensive, more sustainable and effective frequency regulation services to the nation’s power grid. The Company’s business strategy is both to supply frequency regulation services from its own plants and to sell systems directly to utilities or grid operators in parts of North America and selected international markets. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events, financial performances, and project development.

These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; the complexity and other challenges of arranging project financing and resources for one or more frequency regulation power plants, including uncertainty about whether we will be able to comply with the disbursement or other conditions or covenants of the DOE-guaranteed Federal Financing Bank loan for our Stephentown, New York, facility; our need to comply with any disbursement or other conditions or covenants under the DOE Smart Grid grant program; a need to raise additional equity to fund Beacon’s projects and its other operations in uncertain financial markets; conditions in target markets, including the fact that it has taken longer than anticipated for some ISOs to comply with FERC’s requirement to update market rules to include new technology such as the Company’s; our ability to obtain site interconnection approvals, landlord approvals, or other zoning and construction approvals in a timely manner; limited experience manufacturing commercial products or supplying frequency regulation services on a commercial basis; limited commercial contracts for revenues to date; the dependence of revenues on the achievement of product optimization, manufacturing and commercialization milestones; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of our stock price, as well as the volatility of the stock price of other companies in the energy sector, especially in view of current conditions in the financial markets generally. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power filings with the Securities and Exchange Commission. Beacon Power expressly does not undertake any duty to update forward-looking statements.

Investor Relations Contact:

Chris Witty

Darrow Associates

646-438-9385

cwitty@darrowir.com